EXHIBIT 10.1
EXECUTION VERSION
September 20, 2021

The Davey Tree Expert Company
1500 North Mantua Street
Kent, Ohio 44240

Re: Amendment No. 1 to Note Purchase and Private Shelf Agreement
Ladies and Gentlemen:
Reference is made to the Note Purchase and Private Shelf Agreement, dated as of September 21, 2018 (the “Note Agreement”), by and among The Davey Tree Expert Company, an Ohio corporation (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), the Initial Purchasers party thereto, and each Prudential Affiliate (as therein defined) which has become or hereafter becomes a party thereto, on the other. Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.
The Company has requested that Prudential and the holders of Notes agree to amend the Note Agreement, as more particularly described below. Subject to the terms and conditions hereof, Prudential and the Required Holder(s) are willing to agree to such request.
Accordingly, in accordance with the provisions of Section 17.1 of the Note Agreement, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to the Note Agreement. Effective upon the Effective Date (as defined in Section 3 below), the parties hereto agree that the Note Agreement is amended as follows:
1.1    Clauses (a) and (b) of Section 2.2 of the Note Agreement are hereby amended and restated in their entirety to read as follows:
(a)    Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, $150,000,000 minus the aggregate outstanding principal amount of Notes, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
(b).    Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) September 20, 2024 (or if such date is not a Business Day, the Business Day next preceding such date), (ii) the 30th day after Prudential shall have given to the Issuer, or the Issuer shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the termination of the Facility under Section 12.1 of this Agreement, and (iv) the acceleration of any Note under Section 12.1 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
1.2    Section 4.14 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 4.14. Amendment to Credit Agreement. With respect to the Series A Closing Day and each other Closing Day, to the extent that the sum of (i) the aggregate outstanding principal amount of all Notes (including the Notes to be issued at such Closing) plus (ii) the aggregate outstanding principal amount of all Indebtedness under other “Senior Note Purchase Agreements” (as defined in the Credit Agreement) as of such Closing Day exceeds $150,000,000 (or such lesser amount that is then permitted under the Credit Agreement), the Issuer shall have entered into an amendment to the Credit Agreement to the extent necessary to permit this Agreement, the transactions contemplated hereby and the issuance of Notes at such Closing and otherwise in form and substance acceptable to such Purchaser.
1.3    Section 10.2(d) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(d)    unsecured Indebtedness incurred under lines of credit established by financial institutions customarily engaged in the business of lending money; provided, however, that the maximum principal amount of Indebtedness permitted by this subpart (d) shall, when aggregated with the principal amount of any Indebtedness outstanding under Sections 10.2(e) and 10.2(j) hereof, not exceed $150,000,000 at any time;

1.4    Section 10.2(e) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(e)    unsecured Subordinated Indebtedness evidenced by promissory notes issued by the Issuer to employees or former employees in partial payment for common shares redeemed by the Issuer so long as the aggregate principal amount of such Indebtedness when aggregated with any Indebtedness outstanding under Sections 10.2(d) and 10.2(j) hereof does not exceed $150,000,000 at any time;
1.5    Section 10.2(i) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(i)    any (i) loans granted to a Company for the purchase of fixed assets, or (ii) Indebtedness incurred by a Company in connection with any Capital Leases, so long as the aggregate amount of all such loans and Capital Leases for all Companies (excluding Capital Leases between the Issuer or a Subsidiary Guarantor and a Subsidiary Guarantor) does not exceed $50,000,000 at any time;
1.6    Section 10.2(j) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(j)    any (i) unsecured Indebtedness of the Issuer in an aggregate amount outstanding not to exceed $25,000,000 and (ii) unsecured Subordinated Indebtedness of the Issuer, in each case, incurred to a seller to finance all or part of an Acquisition permitted pursuant to Section 10.7 hereof, so long as the aggregate outstanding amount of all such Indebtedness for all such Acquisitions does not, when aggregated with the principal amount of any Indebtedness outstanding under Sections 10.2(d) and 10.2(e) hereof exceed $150,000,000 at any time;
1.7    Section 10.2(k) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(k)    [reserved]; and
1.8    Section 10.2(l) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(l)    Indebtedness incurred under a Permitted Receivables Facility for the issuance of letters of credit, so long as the aggregate outstanding amount of such Indebtedness does not exceed $150,000,000 at any time.

1.9    Section 10.5(v) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(v)    loans or advances made by the Companies to The Davey Foundation so long as the aggregate amount of all such loans and advances made by the Companies does not exceed $2,000,000 at any time;
1.10    Section 10.5(vii) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(vii)    loans or advances made by the Companies to the respective employees of the Companies in the ordinary course of business so long as the aggregate principal amount of all such loans and advances does not exceed $2,000,000 at any time;
1.11    Section 10.5(viii) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(viii)    voluntary contributions in excess of mandatory matching contributions made by the Companies to the Davey ESOT so long as the aggregate amount of all such contributions made during any fiscal year of the Issuer does not exceed $2,000,000;
1.12    Section 10.5(xii) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(xii)    (A) the obligations of the Issuer pursuant to the Parent Guaranty of Payment, and (B) investments by the Issuer in the Insurance Subsidiary in an aggregate amount not to exceed $60,000,000, provided that insurance premiums paid by any Company to the Insurance Subsidiary in the ordinary course of business shall not constitute investments under this Section 10.5; and
1.13    Section 10.7 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 10.7. Acquisitions. Without the prior written consent of the Required Holders, no Company shall effect an Acquisition except the Issuer or a Subsidiary Guarantor may effect an Acquisition so long as (a) with respect to a merger or consolidation involving the Issuer or a Subsidiary Guarantor, the Issuer or such Subsidiary Guarantor is the surviving entity; (b) the business to be acquired is similar to the lines of business of the Companies; (c) the Person to be acquired is organized under the laws of the United States; (d) no Default or Event of Default exists and the Companies are in full compliance with the Transaction Documents in each case both prior to and subsequent to the transaction; (e) the Company (other than the Issuer or any Subsidiary Guarantor) effecting the Acquisition and the Person or Persons acquired in connection with any such

Acquisition shall become a Subsidiary Guarantor pursuant to Section 9.7 to the extent required by Section 9.7; (f) in the case of any Acquisition in which the total aggregate consideration to be paid pursuant to such Acquisition is in excess of an amount equal to five percent of Total Assets as of the end of the most recent fiscal quarter of the Issuer for which financial statements have been delivered to the holders of the Notes pursuant to Section 7.1(a) or (b) (whichever was most recently delivered to the holders), the Issuer shall provide to the holders of the Notes, at least 30 days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of the Issuer which shows compliance with the requirements in this Section 10.7; (g) in the case of an Acquisition in which, both before and after the proposed Acquisition, the Issuer has a pro forma Leverage Ratio of greater than or equal to 1.50 to 100, liquidity is greater than or equal to $20,000,000; and (h) the pro forma Leverage Ratio before and immediately after giving effect to the proposed Acquisition complies with Section 10.1(a), giving effect to any applicable Leverage Ratio Increase Period. For purposes of this Section 10.7, “liquidity” shall mean, as of any date of determination, all unrestricted cash and Cash Equivalents of the Issuer, the Subsidiary Guarantors (excluding any Foreign Subsidiaries) and the Insurance Subsidiary plus the aggregate unused amount of the “Revolving Credit Commitment” as defined in the Credit Agreement (but not in excess of the maximum amount that could be borrowed by the Issuer without exceeding the then applicable maximum Leverage Ratio pursuant to Section 10.1(a) hereof, giving effect to any applicable Leverage Ratio Increase Period).
1.14    Section 10.9 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 10.9. Affiliate Transactions. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or any Affiliate of a Company or any transaction that is expressly permitted to be entered into pursuant to Section 10.5, 10.6, 10.7 or 10.8.
1.15    Section 11(j) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(j)    one or more final judgments or orders for the payment of money aggregating in excess of $15,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, in each case, to the extent not covered by independent third party insurance as to which the insurer has been notified of such judgment or order and does not deny or fail to confirm coverage, are rendered against one or more of the Issuer and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
1.16    Schedule A to the Note Agreement is amended by adding or amending and restating, as applicable, in the correct alphabetical order the following definitions:
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, and (f) Investments in money market funds substantially all of the assets of which are invested in the types of assets described in clauses (a) through (e) above.
“Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of August 18, 2021, by and among the Issuer, the Bank Agent and the Banks, as it may from time to time be amended, restated or otherwise modified.
“Foreign Subsidiary” means a Subsidiary that is organized outside of the United States.
“Interest Coverage Ratio” means, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (i) Consolidated EBITDA to (ii)

Consolidated Interest Expense paid in cash, in each case, for the most recently completed four fiscal quarters.
“Leverage Ratio” means, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Funded Indebtedness at such time minus Unrestricted Cash at such time to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.
“Unrestricted Cash” means, as of any date of determination, the lesser of (a) the aggregate amount of unrestricted cash and Cash Equivalents held by the Issuer, any Subsidiary Guarantors (excluding any Foreign Subsidiaries) and the Insurance Subsidiary in deposit accounts in the United States, as of such date, and (b) $15,000,000.
1.17    Schedule A to the Note Agreement is amended by deleting the definition of “Master Note Purchase Agreement”
1.18    The Guarantor Schedule to Schedule 4.13(a) to the Note Agreement is hereby amended and restated in its entirety to read as set forth on the Guarantor Schedule attached hereto as Exhibit A.
1.19    Schedule 5.4 to the Note Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 5.4 attached hereto as Exhibit B.
SECTION 2.    Representations and Warranties. The Company and each Subsidiary Guarantor represents and warrants that (a) the execution and delivery of this letter agreement has been duly authorized by all requisite corporate action on behalf of the Company and such Subsidiary Guarantor, this letter agreement has been duly executed and delivered by an authorized officer of the Company and such Subsidiary Guarantor, and the Company and such Subsidiary Guarantor have each obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance by the Issuer and such Subsidiary of this letter agreement and such authorizations, consents and approvals are in full force and effect, (b) each representation and warranty set forth in Section 5 of the Note Agreement and the other Financing Documents is true and correct in all material respects as of the date of execution and delivery of this letter agreement by the Company and the Subsidiary Guarantors with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (c) after giving effect to the amendments in Section 1 of this letter agreement, no Event of Default or Default exists.
SECTION 3.    Effectiveness. The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:

3.1    Documents. Prudential and each holder of a Note shall have received original counterparts of this letter agreement executed by the Company, each Subsidiary Guarantor, Prudential and the Required Holder(s).
3.2    Subsidiary Guaranty Joinder. Prudential and each holder of a Note shall have received a counterpart to the Subsidiary Guaranty duly executed by Wetland Studies and Solutions, Inc., a Virginia corporation (“Wetland Studies”), pursuant to which Wetland Studies becomes a Subsidiary Guarantor together with each other delivery required by Section 9.7(b) of the Note Agreement.
3.3    Representations. All representations set forth in Section 2 of this letter agreement shall be true and correct as of the Effective Date, except for such representations and warranties that speak of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
3.4    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to the Required Holder(s), and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
3.5    Fees and Expenses. The Company shall have paid the reasonable fees, charges and disbursements of the special counsel of Prudential and the holders of Notes to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day before the Effective Date.
SECTION 4.    Reference to and Effect on Note Agreement and Notes; Ratification of Financing Documents. Upon the effectiveness of the amendments in Section 1 of this letter agreement, each reference to the Note Agreement in any other Financing Document shall mean and be a reference to the Note Agreement, as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement, the Notes in existence as of the Effective Date and each other Financing Document shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement, any Note or any other Financing Document, (b) operate as a waiver of any right, power or remedy of any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Financing Document at any time. The execution, delivery and effectiveness of this letter agreement shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Note Agreement in the future, whether or not under similar circumstances.
SECTION 5.    Joinder. Due to a scrivener’s error, the signature page of Prudential was not included in the executed Note Agreement. By its execution below, Prudential hereby joins the Note Agreement as “Prudential,” such joinder to be effective as of the Series A Closing Day, and agrees to be bound by the provisions thereof.

SECTION 6.    Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay all reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 7.    Reaffirmation. Each Subsidiary Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Subsidiary Guaranty after giving effect to such amendments. Each Subsidiary Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Subsidiary Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each of the Subsidiary Guarantors agrees and confirms that the Subsidiary Guaranty continues to guaranty the Guarantied Obligations (as defined in the Subsidiary Guaranty) arising under or in connection with the Note Agreement, as amended by this letter agreement.
SECTION 8.    Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
SECTION 9.    Counterparts; Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very truly yours,

PGIM, Inc.

By:	/s/ Joshua Shipley
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	PGIM, Inc., as investment manager

By:	/s/ Joshua Shipley
Vice President

PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Joshua Shipley
Vice President

THE INDEPENDENT ORDER OF FORESTERS
ZURICH AMERICAN INSURANCE COMPANY

By:	PGIM Private Placement Investors, L.P.
(as Investment Advisor)

By:	PGIM Private Placement Investors, L.P.
(as its General Partner)

By:	/s/ Joshua Shipley
Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY
OF NEW JERSEY

By:	PGIM, Inc., as investment manager

By:	/s/ Joshua Shipley
Vice President
Amendment No. 1 to Note Purchase and Private Shelf Agreement

PICA HARTFORD LIFE & ANNUITY COMFORT TRUST

By:	The Prudential Insurance Company of America,
as Grantor

By:	PGIM, Inc., as investment manager

By:	/s/ Joshua Shipley
Vice President
Amendment No. 1 to Note Purchase and Private Shelf Agreement

The foregoing letter agreement is
hereby accepted as of the
date first above written:

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

DAVEY TREE SURGERY COMPANY

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

WOLF TREE INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

DAVEY RESOURCE GROUP, INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

WETLAND STUDIES AND SOLUTIONS, INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President and Treasurer

Amendment No. 1 to Note Purchase and Private Shelf Agreement

EXHIBIT A

GUARANTOR SCHEDULE

Davey Tree Surgery Company, a Delaware corporation

Wolf Tree Inc., a Tennessee corporation

Davey Resource Group, Inc., a Delaware corporation

Wetland Studies and Solutions, Inc., a Virginia corporation

EXHIBIT B

Schedule 5.4
Subsidiaries of the Issuer and Ownership of Subsidiary Stock

(i) Subsidiaries:

Name	Jurisdiction	% of Shares/Ownership Interests	Subsidiary Guarantor (Yes/No)

Davey Resource Group, Inc.	Delaware	100%	Yes

Davey Tree Surgery Company	Delaware	100%	Yes

DRG Engineering MI, Inc.	Michigan	100%	No

DTE Company	Ohio	100%	No

NV Reston, LLC	Virginia	100%	No

Northern Virginia Stream Restoration, L.C.	Virginia	100%	No

Standing Rock Insurance Company	Vermont	100%	No

Davey Receivables LLC	Ohio	100%	No

The Davey Tree Expert Co. of Canada, Ltd.	Canada	100%	No

Wetland Studies and Solutions, Inc.	Virginia	100%	Yes

Wolf Tree Inc.	Tennessee	100%	Yes

DTE WSSI Facility LLC	Delaware	100%	No

Chippers, Inc.	Vermont	100%	No

Mountain Maple Garden & Tree Service, LTD	Canada	100%	No

Buchanan Consulting Services LLC	Ohio	100%	No

Amy S. Greene Environmental Consultants, Inc.	New Jersey	100%	No

DRG Pacific Services, LLC	Delaware	100%	No

Bull Run Wetlands, L.C.	Virginia	100%	No

Loudoun County Wetlands and Stream Restoration, L.C.	Virginia	100%	No

North Fork Wetlands Bank, L.C.	Virginia	100%	No

Cedar Run Wetlands, L.C.	Virginia	100%	No

Civil Training, LLC	Virginia	100%	No

Catalina Land Holdings LLC	Delaware	100%	No

(ii)    Affiliates:

None.

(iii)    Issuer’s Directors and Senior Officers:

Directors
Donald C. Brown
Patrick M. Covey
Alejandra Evans
William J. Ginn
Douglas K. Hall
Thomas A. Haught
Catherine M. Kilbane
Charles D. Stapleton
Karl J. Warnke

Senior Officers

Patrick M. Covey, Chairman, President and Chief Executive Officer
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary
James F. Stief, Executive Vice President, U.S. Residential Operations
Brent R. Repenning, Executive Vice President, U.S. Utility and Davey Resource Group
Dan A. Joy, Executive Vice President and General Manager, Commercial Landscape Services and Operations Support Services
James E. Doyle, Executive Vice President and General Manager, Davey Tree Expert Co. of Canada, Limited
Gregory M. Ina, Executive Vice President, The Davey Institute and Employee Development
Erika J. Schoenberger, Vice President, General Counsel and Secretary
Christopher J. Bast, Vice President and Treasurer
Thea R. Sears, Vice President and Controller